UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2011

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

333-173665	LG&E and KU Energy LLC (Exact name of Registrant as specified in its charter) (Kentucky) 220 West Main Street Louisville, KY 40202-1377 (502) 627-2000	20-0523163

1-2893	Louisville Gas and Electric Company (Exact name of Registrant as specified in its charter) (Kentucky) 220 West Main Street Louisville, KY 40202-1377 (502) 627-2000	61-0264150

1-3464	Kentucky Utilities Company (Exact name of Registrant as specified in its charter) (Kentucky and Virginia) One Quality Street Lexington, KY 40507-1462 (502) 627-2000	61-0247570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrants’ Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 9, 2011, Louisville Gas and Electric Company (“LG&E”) and Kentucky Utilities Company (“KU” and, collectively with LG&E, the “Companies”) entered into a settlement agreement (“Settlement Agreement”) with the intervenors in their proceedings (“Proceedings”) commenced in June 2011 before the Kentucky Public Service Commission (“KPSC”) relating to environmental cost recovery (“ECR”) plans.  The original applications sought approval to install environmental upgrades at certain of the Companies’ plants during 2012-2016, including recovery through the ECR rates mechanism of approximate capital costs of $1.4 billion at LG&E and $1.1 billion at KU, plus operating expenses.

The Settlement Agreement provides that the parties will favorably recommend to the KPSC for approval, or not oppose, approximately $2.25 billion of the Companies’ $2.5 billion in capital projects for which approval was originally requested, constituting approximately $1.4 billion and $850 million at LG&E and KU, respectively.  Under the Settlement Agreement, the $250 million in remaining capital costs are deferred and may be the subject of future regulatory proceedings for approval to construct the deferred projects and recover the associated costs through the ECR rate mechanism.  The deferred projects relate to certain proposed environmental upgrades at KU’s E.W. Brown plant, for which plant KU retains the right to operate and dispatch in accordance with applicable environmental standards.  The Settlement Agreement confirms an existing 10.63% authorized return on equity for projects remaining from earlier ECR plans of the Companies and provides for an authorized return on equity of 10.10% for projects in their 2011 ECR applications.

The Settlement Agreement also contains other provisions whereby the Companies will increase funding levels for certain heating assistance programs for low-income customers.

The settling parties have agreed to recommend, or in some cases to not challenge, the approval by the KPSC of the adjusted ECR applications.  The Settlement Agreement remains subject to approval by the KPSC.  An order with respect to the Proceedings is anticipated from the KPSC in December 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

LG&E AND KU ENERGY LLC

By:	/s/ S. Bradford Rives
S. Bradford Rives Chief Financial Officer

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ S. Bradford Rives
S. Bradford Rives Chief Financial Officer

KENTUCKY UTILITIES COMPANY

By:	/s/ S. Bradford Rives
S. Bradford Rives Chief Financial Officer

Dated:  November 10, 2011